UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

CALYXT, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CALYXT, INC.

Notice of 2020 Annual Meeting of Stockholders

to be held on May 19, 2020

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Calyxt, Inc., to be held virtually via live audio webcast at www.virtualshareholdermeeting.com/CLXT2020, on Tuesday, May 19, 2020 at 10:00 a.m. Central Time, for the following purposes:

1.

To elect seven directors to our Board of Directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal;

2.	To ratify the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020; and

Stockholders will also act on such other business and matters or proposals as may properly come before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is March 24, 2020. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.  Calyxt’s list of stockholders as of March 24, 2020 will be available for inspection 10 days prior to the Annual Meeting during ordinary business hours at our corporate headquarters.  In addition, the list of stockholders will also be available during the Annual Meeting through the meeting website for those stockholders who choose to attend.

Your vote as a stockholder of Calyxt is very important. Each share of stock that you own represents one vote.

By Order of the Board of Directors,
/s/ James A. Blome
James A. Blome Chief Executive Officer Roseville, Minnesota April 8, 2020

Whether or not you expect to attend the online Annual Meeting, please submit voting instructions for your shares promptly by internet at www.proxyvote.com, by telephone at 1-800-690-6903 (toll free) or by mail. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 19, 2020

The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

CALYXT, INC.

PROXY STATEMENT FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE CALYXT STOCKHOLDER MEETING TO BE HELD ON MAY 19, 2020

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K, primarily over the Internet rather than in paper form. Instructions on how to access these materials over the Internet or how to request a paper copy of the proxy materials may be found in the Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), which is being first mailed on or about April 9, 2020 to all stockholders entitled to receive notice of and to vote at the Annual Meeting. We believe that following this rule makes the distribution of proxy materials more efficient and less costly, and helps in conserving natural resources.

The proxy materials referred to in the Notice of Internet Availability are both downloadable and printable.  If you would prefer to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, please follow the instructions contained in the Notice of Internet Availability.

The Notice of the Calyxt, Inc. 2020 Annual Meeting of Stockholders, this Proxy Statement for the 2020 Annual Meeting of Stockholders and Calyxt, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019 are available at www.proxyvote.com. These materials will remain on this website and be accessible to Calyxt stockholders through the conclusion of the Annual Meeting at no charge to the stockholder.

INFORMATION ABOUT THE ANNUAL MEETING

The Calyxt, Inc. Board of Directors (the “Board”) is providing you with these proxy materials because the Board is soliciting your proxy to vote at the Calyxt, Inc. 2020 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. The Board requests that you vote on the proposals described in this Proxy Statement. You are invited to attend the Annual Meeting online, but you do not need to attend the Annual Meeting in order to vote your shares. Instead, you may simply vote your shares by proxy by voting online or by telephone as described on the proxy card or voting instruction form or, request a proxy card from us and complete, sign and return it at your earliest convenience in the postage-prepaid return envelope that will be provided.

Calyxt intends to post this Proxy Statement, proxy card, and Annual Report on Form 10-K on the Internet at  www.proxyvote.com and at https://ir.calyxt.com/sec-filings on or about April 9, 2020.  We will mail printed copies of the proxy materials to stockholders who request them by following the instructions contained in the Notice of Internet Availability.

In this Proxy Statement, the terms “Calyxt,” the “Company,” “we,” “us,” and “our” refer to Calyxt, Inc. and the term “Cellectis” refers to Cellectis S.A., our majority stockholder. The mailing address of the principal executive offices is Calyxt, Inc., 2800 Mount Ridge Road, Roseville, MN 55113.

Conduct of the Meeting – Virtual Only

The Annual Meeting will be held virtually on May 19, 2020 at 10:00 a.m. Central Time via live audio webcast at www.virtualshareholdermeeting.com/CLXT2020.  There will be no physical meeting location.  To attend the Annual Meeting you will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability or proxy card.

We recommend that you log in at least fifteen minutes before the Annual Meeting to ensure that you are logged in when the meeting starts. Information on how to vote online at the Annual Meeting is discussed below.

If you wish to submit a question, please do so during the meeting by logging into the virtual platform at www.virtualshareholdermeeting.com/CLXT2020 and follow the instructions within.

Questions pertinent to meeting matters will be answered during the Annual Meeting. The Annual Meeting is not to be used as a forum to present personal matters, or general economic, political or other views that are not directly related to the business of Calyxt and the matters properly before the Annual Meeting, and therefore questions on such matters will not be answered.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Record Date and Voting Power

Only stockholders of record at the close of business on March 24, 2020 will be entitled to notice of and to vote at the Annual Meeting. On this record date, there were 32,990,647 shares of common stock outstanding and entitled to vote. Stockholders are entitled to one vote for each share of common stock held as of the record date. There will be no cumulative voting in the election of directors.

Stockholder of Record: Shares Registered in Your Name

If on March 24, 2020 your shares were registered directly in your name with our transfer agent, ComputerShare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote in advance of the Annual Meeting by proxy. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability or proxy card to vote online at the Annual Meeting or to submit voting instructions in advance of the Annual Meeting by internet or telephone for your shares to be voted by proxy.

Whether or not you plan to attend the Annual Meeting, to ensure your vote is counted, we urge you to submit voting instructions by internet or telephone as instructed on your Notice of Internet Availability or  proxy card or to request a proxy card from us and complete, date, sign and return the proxy card in the envelope that we will provide to you.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If on March 24, 2020 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization (as opposed to in your name directly), then you are the beneficial owner of shares held in “street name” and the organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account, and such broker or other agent has provided voting instructions for you to use in directing it on how to vote your shares. As a beneficial owner, you are also invited to attend the Annual Meeting. However, as you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent in whose name the shares are held in advance of the Annual Meeting.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. The presence, virtually or by proxy, of the holders of a majority of the outstanding common shares of Calyxt entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business. On the record date, there were 32,990,647 shares outstanding and entitled to vote. Thus, the holders of 16,495,324 shares must be present virtually or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

If, however, a quorum is not present at the Annual Meeting, either the Chair of the Annual Meeting or a majority of the holders of common stock present virtually or represented by proxy will adjourn the Annual Meeting, without notice other than announcement at the Annual Meeting, until a quorum is present. At such adjourned meeting at which a quorum is present any business may be transacted which would have been transacted at the original Annual Meeting.

Recommendations of the Board of Directors on Each of the Proposals

There are two proposals that will be presented to Calyxt stockholders at the Annual Meeting:

Proposal No. 1 – Election of Directors.

The Board recommends that you vote FOR the election of each of the seven nominees named in this Proxy Statement.

Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm.

The Board recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020.

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Required Votes

Pursuant to our amended and restated bylaws (“bylaws”):

•

nominees for election to our Board of Directors will be elected by a plurality of the votes of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the seven nominees receiving the highest number of affirmative “For” votes will be elected. Only votes “For” will affect the outcome. Abstentions and broker non-votes will have no effect on the outcome of the vote on Proposal No. 1.

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the appointment of Ernst & Young LLP as our independent public accounting firm for the fiscal year ending December 31, 2020 will be ratified by the affirmative “For” vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting and entitled to vote on this matter. Abstentions will have no effect on the outcome of the vote on Proposal No. 2. Because Proposal No. 2 is a routine matter, it is expected that there would not be any broker non-votes.

Voting Instructions; Voting of Proxies

You may either vote “For” or “Withhold” authority to vote for each nominee for the Board.  With respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, you may vote “For” or “Against” or “Abstain”.

The procedures for voting are:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may (1) vote by proxy by using a proxy card that you may request from us, (2) vote by proxy over the internet prior to the meeting, (3) vote over the internet during the meeting, or (4) vote by proxy by telephone prior to the meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy (via card, internet or telephone) to ensure your vote is counted. You may still attend the Annual Meeting and vote if you have already voted by proxy.

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You can vote by proxy card by requesting a proxy card from us pursuant to the instructions in the Notice of Internet Availability, and promptly completing and returning your signed proxy card in the envelope that will be provided. You should mail your signed proxy card sufficiently in advance for it to be received by May 17, 2020.

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To vote online prior to the Annual Meeting, visit www.proxyvote.com, be sure to have your Notice of Internet Availability or proxy card available, and follow the steps outlined on the secure website. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability or proxy card to vote online. Your vote must be received by 11:59 p.m., Eastern Time on May 18, 2020 to be counted.

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To vote by telephone within the United States and Canada, call 1-800-690-6903 (toll free) on a touch tone telephone and follow the instructions provided by the recorded message. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability or proxy card to vote by telephone. Your vote must be received by 11:59 p.m., Eastern Time on May 18, 2020 to be counted.

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To vote online during the Annual Meeting, visit www.virtualshareholdermeeting.com/CLXT2020, be sure to have your Notice of Internet Availability or proxy card available and follow the instructions given on the secure website. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability or proxy card to vote online at the Annual Meeting.

We provide Internet proxy voting to allow you to vote your shares online with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Please follow the voting instructions in that notice to ensure that your vote is counted. Alternatively, you may vote over the Internet as instructed by your broker, bank or other agent. To vote online during the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent and follow the instructions included with those proxy materials.  You may contact the broker, bank or other agent in whose name your shares are registered in order to request a proxy form.

Consequences of Not Voting

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, through the internet, by telephone or online during the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

A broker non-vote occurs when shares registered in the name of a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its client who beneficially owns those shares. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on “routine” matters.

Where a proposal is not “routine,” a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal.  Proposal No. 1 (the election of directors) is considered a non-routine matter under applicable rules, and your broker or other nominee will not have discretion to vote on Proposal No. 1 absent direction from you.  Accordingly, there may be broker non-votes on Proposal No. 1 (the election of directors).  Proposal No. 2 (the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020) is considered a routine matter under applicable rules, and your broker or other nominee may generally vote in its discretion.  Accordingly, no broker non-votes are expected to exist in connection with Proposal No. 2.

Our bylaws provide that a majority of the shares entitled to vote, present virtually or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. In addition, under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker non-votes are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. As a result, broker non-votes and abstentions by stockholders from voting (including brokers holding their clients’ shares of record who cause abstentions to be recorded) will be counted towards determining a quorum is present. However, because broker non-votes and abstentions are not voted affirmatively or negatively, they will have no effect on the approval of Proposal No. 1 or Proposal No. 2.

Returning Blank Proxy Card

If you request a proxy card from us and return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, “For” the election of each of the nominees for director, and “For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Expenses of Soliciting Proxies

The Board is soliciting proxies to provide an opportunity for all stockholders to vote, whether or not the stockholders are able to attend the Annual Meeting or an adjournment or postponement thereof. We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Receiving More than One Proxy

If you receive more than one Notice of Internet Availability or more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice of Internet Availability or set of proxy materials that you receive to ensure that all your shares are voted.  In particular, each Notice of Internet Availability or proxy card may have a different 16-digit control number printed in the box marked by the arrow.

Revocation of Proxies

Stockholder of Record: Shares Registered in Your Name

You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by voting again through the internet or by telephone.
•	You may send a timely written notice that you are revoking your proxy to Calyxt’s General Counsel at 2800 Mount Ridge Road, Roseville, MN 55113.
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You may attend the virtual Annual Meeting and vote online by following the instructions posted at www.virtualshareholder meeting.com/CLXT2020. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

The latest proxy vote is the one that is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If your shares are held by your broker, bank or other agent, as a nominee or agent, you should follow the instructions provided by such broker, bank or other agent.

Results of Voting at the Annual Meeting

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) December 31, 2022; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Procedure for Submitting Stockholders Proposals and Director Nominees at the 2021 Annual Meeting of Stockholders

The rules of the SEC permit our stockholders, after timely notice to Calyxt, to present proposals in our proxy statement for stockholder action where such proposals are consistent with applicable law, constitute a proper matter for stockholder action, and are not properly omitted by Calyxt in accordance with the rules of the SEC. To be timely for our 2021 Annual Meeting of Stockholders, a stockholder’s notice of a proposal must be delivered to or mailed and received by the Secretary of Calyxt at our principal executive offices, 2800 Mount Ridge Road, Roseville, MN 55113, no later than December 10, 2020.

Pursuant to our bylaws, in order for a proposal to be properly brought before the next annual meeting by a stockholder or for a stockholder’s nominee for director to be considered at such annual meeting, the stockholder must give written notice of such stockholder’s intent to bring a matter before the annual meeting or to nominate the director, which must be received by the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. In the case of our 2021 Annual Meeting of Stockholders, to be timely under our bylaws, a stockholder’s notice must be received not later than February 18, 2021 nor earlier than January 19, 2021. Each such notice must set forth certain information with respect to the stockholder who intends to bring a proposal before the meeting or to make the nomination, and the director nominee or proposal, as set forth in greater detail in our bylaws.  If we receive notice of a stockholder proposal after February 18, 2021, such proposal also will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board for this 2020 Annual Meeting of Stockholders may exercise discretionary voting power with respect to such proposal.

In the event that the date of our 2021 Annual Meeting is advanced more than 30 days prior to the anniversary of our 2020 Annual Meeting or delayed more than 30 days after such anniversary date, then to be timely such notice must be received by the Company no earlier than 120 days prior to such 2021 Annual Meeting and no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was first made by the Company.

Copies of Proxy Materials and Corporate Governance Documents

The Notice of 2020 Annual Meeting of Stockholders, this Proxy Statement for the Annual Meeting and our Annual Report on Form 10-K are posted on Calyxt’s website at https://ir.calyxt.com/sec-filings and at www.proxyvote.com.

Our certificate of incorporation and bylaws are filed as an exhibit to our most recent Annual Report on Form 10-K, which is posted on our website at https://ir.calyxt.com/sec-filings.

Our corporate governance guidelines, code of business conduct and ethics and charters for each of our standing Board committees are posted on our website at https://ir.calyxt.com/corporate-governance/governance-documents. Stockholders may receive printed copies of each of these documents without charge by contacting our Investor Relations Department at Calyxt, Inc., Attn: Investor Relations, 2800 Mount Ridge Road, Roseville, MN 55113, or by calling (651) 683-2807.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Pursuant to our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), our Board of Directors shall consist of not less than five nor more than 11 directors, with the exact number of directors to be determined from time to time solely by resolution adopted by a majority of the Board of Directors. Our Board has adopted a resolution fixing the number of directors at seven members. Until the first date on which Cellectis and its affiliates no longer beneficially own more than 50% of the outstanding shares of our Common Stock (the “Effective Date”), all of the directors will be elected to our Board annually at the annual meeting of stockholders. At the Annual Meeting, directors will be elected to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal. From and after the Effective Date, our Board will transition to a staggered board divided into three classes, with directors serving three-year terms.

Directors will be elected by a plurality of the votes of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the seven nominees receiving the highest number of affirmative “For” votes will be elected.

Unless otherwise provided by law and subject to the terms of our Stockholders Agreement dated July 25, 2017 with Cellectis (as amended, the “Stockholders Agreement”), any vacancy on the Board, including a vacancy created by an increase in the authorized number of directors, may be filled solely by a majority of the directors then in office or by the sole remaining director.

Nominees for Election for a One-Year Term Expiring at the 2021 Annual Meeting of Stockholders

The individuals listed below, all of whom are currently serving on our Board of Directors, are nominated for election this year. In addition to the names of the nominees and their ages provided in the table below, additional biographical information for each nominee follows the table.

Pursuant to the Stockholders Agreement, Cellectis has a right to designate as nominees to the Board the greater of three members of the Board or a majority of the directors on the Board, and to designate the chair of the Board and one member to each committee of the Board. Cellectis has designated Dr. Choulika as its nominee to the Board and as its designee to be the chair of the Board and as a member of each of the Compensation Committee and the Nominating and Corporate Governance Committee. Cellectis has reserved its rights under the Stockholders Agreement to make additional designations from time to time.

Name	Age	Position
André Choulika, Ph.D.	55	Chair and Director
Philippe Dumont	68	Director
Jonathan B. Fassberg	54	Director
Anna Ewa Kozicz-Stankiewicz	45	Director
Kimberly K. Nelson	52	Director
Christopher J. Neugent	59	Director
Yves J. Ribeill, Ph.D.	60	Director

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this Proxy Statement.

André Choulika, Ph.D., has served as Chair of our Board since August 2010. Dr. Choulika is one of the founders of Cellectis (NASDAQ: CLLS) and has served as its Chief Executive Officer since its inception in 1999. He has served as the Chairman of the Board of Cellectis since 2011 and Cellectis Biologics since January of 2019. Since December 2014, Dr. Choulika has served as Chief Executive Officer of Cellectis, Inc. From 1997 to 1999, Dr. Choulika worked as a post-doctoral fellow in the Division of Molecular Medicine at Boston Children’s Hospital, where he was one of the inventors of nuclease-based genome editing technologies and a pioneer in the analysis and use of meganucleases to modify complex genomes. After receiving his Ph.D. in molecular virology from the University of Paris VI (Pierre et Marie Curie), he completed a research fellowship in the Harvard Medical School Department of Genetics. His management training is from HEC (Challenge +). Since June of 2019, Dr. Choulika has served at the Board of Directors of Institut Pasteur, a non-profit foundation with a mission “to help prevent and treat diseases, mainly those of infectious origin, through research, teaching and public health initiatives”. Based on Dr. Choulika’s deep knowledge of Calyxt and his scientific experience, we believe Dr. Choulika has the appropriate set of skills to serve as a member of our Board.

Philippe Dumont has served as a member of our Board since July 2017. Mr. Dumont retired in December 2012 from Bayer CropScience, where he was employed since May 2002. At Bayer he held the position of Head of Technology Management, Seeds, and was responsible for supervising globally the Regulatory Affairs and Regulatory Science functions, Stewardship, Public and Governmental Affairs and Communication impacting GMOs and seeds. Until 2006 Mr. Dumont also supervised the Legal and Intellectual Property functions in the seed business. Mr. Dumont also held the same responsibilities at Aventis Crop Science from December 1998 until April 2002. From 1987 to 1998, Mr. Dumont was General Counsel of Rhône-Poulenc Agrochimie. Prior to moving to France in 1987, Mr. Dumont held positions as an associate at Cravath Swaine & Moore (1975-1981), international legal counsel at Gulf Oil Corporation (1981-1983) and as solo practitioner in Washington D.C. from 1983-1986. Mr. Dumont is retired from the New York and District of Columbia Bars and is a graduate of the Georgetown University Law Center (JD 1975) and Columbia University (BA, magna cum laude 1972). Since June 2013 he has been serving as a director of Association Française des Biotechnologies Végétales, responsible for international relations, where he tries to promote public and governmental understanding of new breeding techniques and related regulatory issues. Based on his leadership and regulatory experience in the plant biotechnology industry both in the United States and Europe, we believe Mr. Dumont has the appropriate set of skills to serve as a member of our Board.

Jonathan B. Fassberg has served as a member of our Board since August 2018. Mr. Fassberg founded The Trout Group in 1996 and has been the Co-Chief Executive Officer of Solebury Trout LLC since the Trout Group’s acquisition by Solebury Communications in November 2017. Mr. Fassberg holds a Bachelor of Science degree in biology and chemistry from The University of North Carolina – Chapel Hill and a Master of Business Administration degree in finance from New York University’s Stern School of Business. Based on his deep financial expertise and experience, we believe Mr. Fassberg has the appropriate set of skills to serve as a member of our Board.

Anna Ewa Kozicz-Stankiewicz has served as a member of our Board since July 2017. Ms. Kozicz received a Bachelor of Arts in Math and Economics from Columbia College and her MBA from Columbia Business School. She started her career in investment banking in 1996 at Credit Suisse First Boston in its Financial Institutions Group before moving to Goldman Sachs in 2000 where she held multiple positions, including Managing Director, and spent most of her time in the Principal Strategies Group with a focus on investing in the global agricultural sector. She moved to Caxton Associates in 2009 to work as an equity Portfolio Manager before moving to BlackRock in 2012 where she held management roles as Head of US Strategy and Corporate Development as well as investing roles as Portfolio Manager of a private assets portfolio for ABR Reinsurance Ltd., a Bermuda based reinsurance company which Ms. Kozicz helped to set up on behalf of BlackRock. During her time at Goldman Sachs, she served as a director on the board of a New York-based federal credit union Polish & Slavic Federal Credit Union. In July 2017, she left BlackRock and partnered with Cowen Investment Management to create a new investment fund focused on sustainability in agriculture, energy and transportation services. Based on her investment experience in the agriculture industry, we believe Ms. Kozicz has the appropriate set of skills to serve as a member of our Board.

Kimberly K. Nelson has served as a member of our Board since January 2019. Ms. Nelson has served as the Executive Vice President and Chief Financial Officer of SPS Commerce (NASDAQ: SPSC), a provider of cloud-based supply chain management solutions, since November 2007. Ms. Nelson has also served on the Board of Qumu Corporation (NASDAQ: QUMU), a video content management company, from March 2012 until May 2019. Since November 2019, Ms. Nelson has served at the Board of Directors of Teradata, a provider of database and analytics-related software, products, and services. She holds a Bachelor of Arts degree in finance from Babson College, Wellesley, Massachusetts, and completed the Executive MBA program at the University of Saint Thomas. Ms. Nelson has provided financial direction at several companies over her 30-year career including Amazon.com, Nestlé USA Inc. and The Pillsbury Company. Based on her strong finance and investor relations experience and her broad experience with premier food and consumer companies, we believe Ms. Nelson has the appropriate set of skills to serve as a member of our Board.

Christopher J. Neugent has served as a member of our Board since September 2018. Mr. Neugent has served as the Executive Vice President of Strategy of Post Holdings, Inc. (NYSE: POST), which is a $6.0 billion holding company with six operating divisions, since July 2018. Prior to this, he served as President and CEO of Post Consumer Brands from its founding in November 2015 until July 2018. Previously, Mr. Neugent held various leadership roles at MOM Brands Company beginning in 2001. He served as the President and Chief Executive Officer of MOM Brands Company beginning in 2008, and also assumed the responsibilities of Chairman of the Board in 2011. Mr. Neugent held these roles until Post acquired MOM Brands Company in 2015. Mr. Neugent has served on the Board of Welch Foods, Inc. since February 2016. He holds a Bachelor of Arts degree in economics from Princeton University and completed the Advanced Management Program at the Wharton School of Business. We believe Mr. Neugent’s extensive experience in the consumer food products space qualifies him to serve as a member of our Board.

Yves J. Ribeill, Ph.D., has served as a member of our Board since July 2018. Dr. Ribeill served as Calyxt’s interim Chief Executive Officer from August 2018 until October 2018. Since August 2017, he has served as the Chief Executive Officer of COREzonada, Inc., which is a private biotechnology company working on microbiome re-engineering. Dr. Ribeill was also a founder of Scynexis, Inc. (NASDAQ: SCYX), served as its President from November 1999 until July 2015 and served as its Chief Executive Officer from November 1999 until April 2015. Before his work with Scynexis, Dr. Ribeill served in various positions during the 25 years of his international career with Rhone-Poulenc, Aventis including Discovery Chemistry Group leader for Anti-Viral Research and later in the Central Nervous System Group in France. He also served as Group Leader in the Cardiovascular Group in England. Upon his return to France, Dr. Ribeill served as Director of Chemistry for the Anti-Infective Group. He was involved in all phases of the drug discovery and development effort that resulted in the FDA approval of multiple drugs. He served as a Director of Scynexis, Inc. from November 1999 to March 2016 and has been a director of various other biotechnology companies in Europe and the United States. He is the author of more than 26 publications and 15 patents. He was a member of the Scientific Advisory Committee of the World Health Organization and of the Medicine Malaria Venture in Geneva. Dr. Ribeill has a Ph.D. in Chemistry from the University of Montpellier (France). Based on his deep understanding of research and development and his experience with numerous biotechnology companies, we believe Dr. Ribeill has the appropriate skills to serve as a member of our Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors and Leadership Structure

Our Corporate Governance Guidelines, Certificate of Incorporation and bylaws provide the Board flexibility in determining its leadership structure.

The Board of Directors may establish the authorized number of directors from time to time by resolution. Immediately prior to the Annual Meeting, our Board consists of seven members, six of whom are independent under the listing standards of the NASDAQ Global Market (the “NASDAQ”).

The Board currently separates the role of Chair of the Board and Chief Executive Officer, with Dr. Choulika serving as Chair and Mr. Blome serving as Chief Executive Officer. The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chair of the Board and Chief Executive Officer in any way that is in our best interests at a given point in time. The Board may make a determination as to the appropriateness of its current policies in connection with the recruitment and succession of the Chair of the Board and/or the Chief Executive Officer.

Director Independence

The NASDAQ listing standards generally require that a majority of the members of a listed company’s Board be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Although the NASDAQ listing standards allow a “controlled company,” such as us, to elect not to comply with certain corporate governance requirements, such “controlled company” exemptions do not modify the independence requirements for the audit committee. The controlled company exemptions are discussed further below.

Our Board has undertaken a review of the independence of each our directors who served in the most recently completed fiscal year and has considered whether any such director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based on this evaluation, the Board determined that each of Mr. Dumont, Mr. Fassberg, Ms. Kozicz, Ms. Nelson, Mr. Neugent and Dr. Ribeill are independent. Because of his status as both a director and the Chief Executive Officer of Cellectis, the Board determined that Dr. Choulika is not independent under the independence provisions of the NASDAQ listing standards and Rule 10A-3. In addition, because of their status as directors of Cellectis, Mr. Laurent Arthaud and Mr. Alain Godard, who retired from our Board but served in 2019 until our 2019 Annual Meeting, were not independent under the independence provisions of the NASDAQ listing standards and Rule 10A-3.

In making such independence determinations, our Board considered the relationships that each of the directors has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock held by each director.

There are no family relationships among any of our directors or executive officers.

Controlled Company Exemption

Cellectis controls a majority of the voting power of our outstanding common stock. As a result, we are a “controlled company” within the meaning of the NASDAQ listing standards. Under the NASDAQ listing standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that:

•	a majority of the Board consist of independent directors;
•

director nominees be selected, or recommended to the Board, either by (i) independent directors constituting a majority of the Board’s independent directors or (ii) a nominations committee composed entirely of independent directors, with a written charter or board resolution, as applicable, addressing the nominations process; and

•	we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Our Board has established an Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee, each of which has a written charter that addresses its purpose and responsibilities.

With the exception of Dr. Choulika, each of the other nominees for election to the Board at the 2020 Annual Meeting is an independent director under the independence provisions of the NASDAQ listing standards. Accordingly, our Board is currently comprised of a majority of independent directors. However, pursuant to the Stockholders Agreement, Cellectis has a right to designate as nominees to the Board the greater of three members of the Board or a majority of the directors on the Board.  Currently Cellectis has designated only Dr. Choulika as its nominee to the Board and has otherwise reserved its rights under the Stockholders Agreement to make additional designations from time to time. In the event that Cellectis exercised its designation rights and designated nominees that were not independent, we would rely on the controlled company exemption to the requirement that a majority of our Board consist of independent directors.

Because Cellectis has designated Dr. Choulika as a member of each of the Compensation Committee and the Nominating and Corporate Governance Committee pursuant to the Stockholders Agreement, we rely on the controlled company exemption with respect to the independence requirements for those committees.

Role of the Board in Risk Oversight

The Board is actively involved in the oversight of our risk management process. The Board does not have a standing risk management committee but administers this oversight function directly through the Board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. Our Compensation Committee assesses and monitors whether our compensation policies and programs have the potential to encourage excessive risk-taking. Our Board is responsible for monitoring and assessing strategic risk exposure and other risks not covered by our committees.

The full Board, or the appropriate committee, receives reports on risks facing Calyxt from our Chief Executive Officer or other members of management to enable it to understand our risk identification, risk management and risk mitigation strategies. We believe that our Board’s leadership structure is consistent with and supports the effective administration of the Board’s risk oversight function.

Effective as of April 15, 2019, Calyxt adopted a formal financial risk management policy and established a financial risk management committee (the “FRC”), which is comprised of members of the corporate leadership team.  The financial risk management policy provides a framework for the definition, measurement, and strategies to manage financial risks, including commodity, interest rate, foreign currency, and counterparty credit risks. The FRC regularly reports to the Board on its activities.

Attendance at Meetings

During the fiscal year ended December 31, 2019, the Board held eleven meetings. Members of the Board are expected to regularly attend all meetings of the Board and committees on which they serve. With respect to each of our incumbent director’s period of service, each director attended more than 75 percent of the meetings of the Board and of the committees on which the director served that were held during the last fiscal year and during such director’s period of service. The non-management directors meet in conjunction with regular meetings of the Board outside of the presence of management in executive session and the independent members of our Board also meet in executive sessions.

Members of the Board are invited, but not required, to attend each annual meeting of our stockholders. Ms. Nelson and Dr. Ribeill attended our 2019 annual meeting of stockholders, which was held on May 17, 2019.

Board Committees

Our Board has established three standing committees: Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee, each of which is described below. Each of our standing committees operate pursuant to charters posted on the Investors section of our website at https://ir.calyxt.com/corporate-governance/governance-documents.

Audit Committee

The Audit Committee is composed of Mr. Dumont (Chair), Mr. Fassberg, Ms. Kozicz and Ms. Nelson. Our Board of Directors has determined that Mr. Dumont, Mr. Fassberg, Ms. Kozicz and Ms. Nelson are independent under the applicable provisions of the NASDAQ listing standards and Rule 10A-3. Each of Mr. Dumont, Mr. Fassberg, Ms. Kozicz and Ms. Nelson qualifies as an “audit committee financial expert” as such term is defined in the regulations under the Exchange Act and meets the requirements for financial literacy and financial sophistication required under applicable rules and regulations.

The Audit Committee is responsible for, among other things, the oversight of the integrity of our financial statements and system of internal controls, the qualifications and independence of our independent registered accounting firm and the performance of our internal audit function and independent auditor. The Audit Committee also has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent registered public accounting firm. In addition, the Audit Committee will review reports from management, legal counsel and third parties relating to the status of compliance with laws, regulations and internal procedures. The Audit Committee is also responsible for reviewing and discussing with management our policies with respect to risk assessment and risk management.

The Audit Committee held five meetings during 2019.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of Dr. Choulika (Chair), Mr. Dumont and Ms. Nelson. The Nominating and Corporate Governance Committee is responsible for, among other things, matters of corporate governance and matters relating to the practices, policies and procedures of our Board, identifying and recommending candidates for election to our Board and each committee of our Board, and reviewing, at least annually, our corporate governance principles. As a “controlled company,” we are not required to have director nominations selected by a nominations committee comprised solely of independent directors.

The policy of our Nominating and Corporate Governance Committee is to identify director candidates, including nominees submitted by stockholders, based on criteria established by the Nominating and Corporate Governance Committee and approved by the Board, which includes the criteria set forth in our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee considers not only the director candidate’s qualities, performance and professional responsibilities, but also the current composition of the Board and the challenges and needs of the Board at that time. In addition, the Stockholders Agreement provides Cellectis with certain rights relating to the composition of our Board. See “Certain Relationships and Related Party Transactions—Relationship with Cellectis—Stockholders Agreement.” The Nominating and Corporate Governance Committee will consider candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. Stockholders who wish to recommend a prospective nominee should follow the procedures set forth in Section 2.05 of our bylaws.  Stockholders should also review the section entitled “Procedures for Submitting Director Nominations and Stockholder Proposals.” The Nominating and Corporate Governance Committee will evaluate stockholder-recommended nominees in the same manner as other nominees, other than those designated pursuant to the Stockholders’ Agreement. All director nominees at the Annual Meeting were elected at the Calyxt 2019 Annual Meeting of Stockholders.

Calyxt does not have a specific policy on diversity of the Board. Instead, the Nominating and Corporate Governance Committee and the Board evaluate nominees in the context of the Board as a whole, with the objective of selecting nominees that will contribute to a diversity of viewpoints that will enhance the quality of the Board’s deliberations and decisions. Such diversity may be reflected in a mix of different knowledge, experience, skills, expertise, backgrounds, and other characteristics. Calyxt is proud to have a diverse Board, including with respect to gender.

The Nominating and Governance Committee held one meeting during 2019.

Compensation Committee

The Compensation Committee is composed of Dr. Ribeill (Chair), Dr. Choulika, Mr. Dumont and Mr. Neugent. The Compensation Committee is responsible for, among other things, reviewing and approving our overall compensation philosophy and overseeing the administration of related compensation benefit programs, policies and practices. The Compensation Committee is also responsible for annually reviewing and approving the corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers and evaluating their performance in light of these goals, reviewing the compensation of our executive officers and other appropriate officers, and administering our incentive and equity-based compensation plans. Executive compensation is recommended by the Compensation Committee and set by the Board. In performing this function, the Compensation Committee and the Board rely on the Chief Executive Officer and the Chief Financial Officer to provide information regarding the executive officers, their roles and responsibilities, and the general performance of the Company and the various business units. The Chief Executive Officer, Chief Financial Officer and General Counsel, as well as members of Calyxt’s human resources team, provide support, take directions from, and bring suggestions to the Compensation Committee and the Board. The Chief Executive Officer also suggests performance measures and targets for each of the executive officers under our cash bonus program. The final decisions regarding salaries, bonuses (including measures, targets, and amounts to be paid), equity grants, and other compensation matters related to executive officers are made by the Board. No executive officer has any role in director compensation. The Compensation Committee may delegate all or a portion of duties and responsibilities to a subcommittee of the Compensation Committee. As a “controlled company,” we are not required to have a compensation committee comprised entirely of independent directors.

The Compensation Committee has engaged Vareo Advisors, LLC as its consultant for executive and non-executive compensation. The Compensation Committee determined that Vareo Advisors, LLC is free of conflicts of interest. The consultant reports directly to the Compensation Committee and works with the Compensation Committee, the Board and management to, among other things, provide advice regarding compensation structures and programs in general and competitive compensation data.

The Compensation Committee held ten meetings during 2019.

Corporate Governance Guidelines

Our Board has adopted written Corporate Governance Guidelines that serve as a framework for our Board and its committees. These guidelines cover a number of areas including the size and composition of the Board, membership criteria for the Board and director qualifications, director responsibilities, board agenda, the responsibilities of the Chair of the Board and the Chief Executive Officer, the appointment of a presiding director, meetings of non-management directors, the role of committees of the Board, access of directors to management and independent advisors, third-party communications, director compensation, director orientation and continuing education, management evaluation and succession and annual performance evaluations.

The Corporate Governance Guidelines are reviewed at least annually by our Nominating and Corporate Governance Committee, and changes are recommended to our Board, as warranted.

Code of Business Conduct and Ethics

We have adopted the Calyxt Code of Business Conduct and Ethics, which is applicable to all our employees, executive officers and directors. Any amendments to our Code of Business Conduct and Ethics and any waivers of its requirements will be disclosed on our website or in filings under the Exchange Act, as required by the applicable rules and exchange requirements.

Policies Prohibiting Employee, Officer And Director Hedging And Pledging

Calyxt’s insider trading policy prohibits our directors, executive officers, employees and their related persons from purchasing our securities on margin or holding our securities in margin accounts or otherwise pledging our securities, and also prohibits any hedging transactions (including, transactions involving options, warrants, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of equity securities of Calyxt.

Stockholder Communications

Stockholders may contact our Board of Directors about bona fide issues or questions about Calyxt by sending a letter to the following address: Calyxt, Inc., 2800 Mount Ridge Road, Roseville, MN 55113, Attention: Board of Directors. Each communication should specify the applicable addressee or addressees to be contacted, the general topic of the communication and the number of shares of our stock that are owned of record (if a record holder) or beneficially. If a stockholder wishes to contact the independent members of the Board, the stockholder should address such communication to the attention of the “Independent Directors” at the address above. Our General Counsel will initially receive and process communications before forwarding them to the addressee, and generally will not forward a communication that is unrelated to the duties and responsibilities of the Board, including a communication the General Counsel determines to be primarily commercial in nature, is related to an improper or irrelevant topic, or is a request for general information about us or our products or services.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Appointment of Ernst & Young LLP

Ernst & Young LLP (“EY”) has served as our independent registered public accounting firm since 2015. The Audit Committee has approved the engagement of EY to perform audit and audit-related services with respect to the fiscal year ending December 31, 2020, and the Board has directed that management submit the selection of EY as Calyxt’s independent registered public accounting firm for ratification by the stockholders at the Annual Meeting as part of this Proposal 2. The Audit Committee’s selection process includes consideration of the following factors: continuity of experience with our business, internal controls and technical accounting experience; independence; history of and reputation for thoroughness, accuracy, excellence and integrity; and reasonableness of fees. In the event the stockholders do not ratify the reappointment of EY, the Audit Committee will reconsider the selection.

Representatives of EY will be present at the Annual Meeting. They will be given an opportunity to make a statement, if they desire to do so, and they will be available to respond to appropriate questions after the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RAtification of THE Appointment of Independent Registered Public Accounting Firm.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pre-Approval of Accounting Services

The Audit Committee has established a policy regarding pre-approval of audit and permissible non-audit services provided by our independent registered public accounting firm. Under that policy, the Audit Committee must approve the services to be rendered and fees to be charged by our independent registered public accounting firm. Unless a type of service has received general pre-approval, it will require specific pre-approval of the Audit Committee if it is to be provided by the independent auditor. The Audit Committee may establish pre-approval fee limits for all services to be provided by the independent accountant. The Audit Committee must then approve, in advance, any services or fees exceeding those pre-approved levels, subject to the de minimis exception set forth in Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee pre-approved all services and fees charged by Ernst & Young LLP to the Company in 2019.

The Audit Committee has delegated to its Chair the authority to grant separate pre-approvals of services and fees in accordance with the pre-approval policy. The Audit Committee may further delegate pre-approval authority from time to time to one or more of its other members in its discretion.

Fees Billed by Independent Registered Public Accounting Firm for Fiscal Years 2019 and 2018

The following table presents aggregate fees (including related expenses) for services rendered by Ernst & Young LLP in the fiscal years ended December 31, 2019 and December 31, 2018:

	Years Ended December 31,
	2019	2018
Audit Fees	$437,963	$370,279
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$437,963	$370,279

REPORT OF THE AUDIT COMMITTEE

This report of the Audit Committee is required by the Securities and Exchange Commission (“SEC”) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “Securities Act”) or under the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The principal purpose of the Audit Committee is to assist the Board in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its charter.

Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. EY, our independent registered public accounting firm for 2019, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2019 with management and with Ernst & Young LLP (“EY”). These audited financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2019 (Annual Report).

The Audit Committee has also discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee also has received and reviewed the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding EY’s communications with the Audit Committee concerning independence and has discussed with EY its independence from us.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report for filing with the SEC.

THE AUDIT COMMITTEE

Mr. Philippe Dumont (Chair)

Mr. Jonathan B. Fassberg

Ms. Ana Ewa Kozicz-Stankiewicz

Ms. Kimberly K. Nelson

EXECUTIVE OFFICERS

The following table sets forth information concerning our current executive officers:

Name	Age	Position
James A. Blome	57	Chief Executive Officer
William F. Koschak	51	Chief Financial Officer
Debra Frimerman	40	General Counsel and Corporate Secretary
Travis J. Frey, Ph.D.	42	Chief Technology Officer
Daniel F. Voytas, Ph.D.	57	Chief Science Officer

James A. Blome has served as our Chief Executive Officer since October 2018.  Prior to joining Calyxt, Mr. Blome served as the President and CEO for Bayer CropScience, LP (North America) since June 2011, where he led the North America seed and crop protection businesses. Prior to his position at Bayer CropScience LP, he held executive positions at Valent (Sumitomo Chemical) and Agriliance LLC. Since February of 2015, Mr. Blome has served on the Board of Concentric Ag Technologies, Inc. and now serves as the Lead Independent Board Director. Mr. Blome also served as the Chairman of CropLife America beginning in 2017 to September of 2018 and Founding Chairman of the U.S. Farming and Ranching Foundation from October 2015 to 2018. Mr. Blome is the 2013 recipient of the Henry A. Wallace Award from Iowa State University for outstanding leadership and service to agriculture. Mr. Blome is a graduate of Iowa State University.

William F. Koschak has served as our Chief Financial Officer since January 2019. Mr. Koschak previously served as the Vice President, Finance of the Brain Therapies business unit of Medtronic plc (NYSE: MDT), a global medical technology company, from June 2017 through January 2019. As Vice President, Finance of the Brain Therapies business unit, Mr. Koschak had responsibility for matters including financial and strategic planning for the $2.5 billion in revenue global brain therapies business unit, as well as acquisitions and operational excellence. During this time, Mr. Koschak also served as Interim Vice President and General Manager, Brain Modulation from May 2018 through October 2018. As the interim General Manager of Brain Modulation he led all aspects of the global Brain Modulation business with a focus on the development of products for medical devices to treat the effects of Parkinson’s disease and epilepsy. Prior to joining Medtronic plc, Mr. Koschak served as the Executive Vice President and Chief Financial Officer of Young America Holdings, LLC, a privately held digital services firm, beginning in December 2014. Mr. Koschak also held various finance positions including Vice President, Finance for Convenience and Foodservice and Vice President, Financial Reporting at General Mills, Inc. (NYSE:GIS), where he was employed from May 2005 until December 2014. Prior to General Mills, Mr. Koschak was an audit partner at KPMG LLP. Mr. Koschak is a board member of 1st Financial Bank USA and Second Harvest Heartland, the second largest food bank in the U.S. Mr. Koschak is a graduate of Augsburg College.

Debra Frimerman has served as our General Counsel since February 2019 and also our Corporate Secretary since March 2019. From February 2012 until joining Calyxt, Ms. Frimerman held multiple roles in the legal department at Syngenta, a global agribusiness company.  Ms. Frimerman’s most recent role at Syngenta was Associate General Counsel for Syngenta North America where she led the U.S. seeds legal department, which included responsibility for global seed licensing transactions. Prior to Syngenta, Ms. Frimerman practiced law at Stoel Rives LLP and Lindquist & Vennum PLLP focusing on mergers and acquisitions, securities, commercial transactions, and general corporate matters.  Ms. Frimerman holds a J.D. from the University of Minnesota Law School, where she graduated magna cum laude, and a Bachelor of Arts degree in economics from the University of California, Santa Barbara.

Travis J. Frey, Ph.D., has served as our Chief Technology Officer since May 2019. Prior to joining Calyxt, Dr. Frey served as the Vice President of Science and Innovation from March of 2018 to April of 2019 at WISErg Corporation, a company fusing biological science and engineering into a solution that converts landfill-bound food into premium sustainable agricultural inputs. Dr. Frey was responsible for WISErg’s science and technology vision, strategy and execution as well as being responsible for aligning science and innovation initiatives regarding existing and new product research and development. Prior to joining WISErg Corporation, Dr. Frey, held various roles at Monsanto from January of 2006 to March of 2018, where he developed improved varieties of corn, improved efficiencies in the introgression of traits into elite germplasm, improved molecular assays to enhance the use of breeding while reducing the need for field testing, and led Monsanto’s global Dicot transformation center as well as multiple controlled environment facilities. Dr. Frey received his B.S. in Horticulture from Penn State University, M.S. in Plant Breeding and Plant Genetics from the University of Wisconsin, Ph.D. in the Plant Biology and Biotechnology Program at the University of Delaware and an M.B.A from the University of Chicago – Booth School of Business.

Daniel F. Voytas, Ph.D., has served as our Chief Science Officer since May 2010. Dr. Voytas graduated summa cum laude from Harvard College in 1984 and received his Ph.D. in genetics from Harvard Medical School in 1990. He is one of our co-founders and one of the inventors of the TALEN technology. In addition to his role at Calyxt, Dr. Voytas is a professor in the Department of Genetics, Cell Biology and Development at the University of Minnesota (UMN), which he joined in 2008, and Director of the UMN’s Center for Genome Engineering and Director of the UMN’s Center for Precision Plant Genomics. In 1992, Dr. Voytas joined the faculty at Iowa State University. Prior to this, he conducted postdoctoral research at Johns Hopkins University School of Medicine. Dr. Voytas is an elected Fellow of the American Association for the Advancement of Science.  In 2019, Dr. Voytas was elected to the National Academy of Sciences for his contributions to the field of gene editing and its applications to plant biology and agriculture.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth total compensation for the years ended December 31, 2019 and December 31, 2018, as applicable, for our named executive officers for 2019 (“NEOs”), who are James A. Blome (Chief Executive Officer), William F. Koschak (Chief Financial Officer) and Debra Frimerman (General Counsel and Corporate Secretary).

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	All Other Compensation ($)(6)	Total ($)
James A. Blome	2019	$635,000	$876,250	$1,800,669	$1,109,607	$66,823	$4,488,349
Chief Executive Officer	2018	$158,750	$719,063	$2,860,200	$1,579,759	$35,662	$5,353,434
William F. Koschak (1)	2019	$315,077	$330,000	$600,100	$1,700,196	$14,076	$2,959,449
Chief Financial Officer	2018	—	—	—	—	—	—
Debra Frimerman (2)	2019	$245,913	$207,000	$423,600	$1,098,646	—	$1,975,159
General Counsel and Corporate Secretary	2018	—	—	—	—	—	—

(1)	Mr. Koschak was appointed as Chief Financial Officer effective January 7, 2019.
(2)	Ms. Frimerman was appointed General Counsel effective February 11, 2019 and Corporate Secretary effective March 4, 2019.
(3)

Annual cash bonus earned for fiscal year 2019 for Mr. Blome, Mr. Koschak, and Ms. Frimerman were $476,250, $150,000 and $107,000 respectively. In addition, Mr. Blome, Mr. Koschak and Ms. Frimerman received sign-on bonuses during 2019 in the amounts of $400,000, $180,000, and $100,000, respectively.

(4)

This column reflects the fair value of Restricted Stock Units (“RSUs”) granted in 2019 and 2018 based on the stock price on the date of grant for Mr. Blome.  This column also reflects the fair value of Performance Stock Units (“PSUs”) granted in 2019 to Mr. Blome, Mr. Koschak and Ms. Frimerman. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be realized by the NEOs. Amounts listed in this column are calculated in accordance with FASB ASC Topic 718, as disclosed in Note 6 “Stock-Based Compensation” to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(5)

This column reflects the fair value of options granted in 2019 and 2018 based on their grant date fair value calculated in accordance with FASB ASC Topic 718. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be realized by the NEOs. The assumptions used in the calculation of the amounts are described in Note 6 “Stock-Based Compensation” to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(6)

Mr. Blome’s other compensation for the year ended December 31, 2019 includes $52,747 of relocation benefits and $11,200 of matching contributions under our 401k benefit plan. Mr. Blome’s other compensation for the year ended December 31, 2018 includes relocation benefits of $18,989 and an associated tax-gross up of those relocation benefits of $15,917. The relocation benefits included $10,989 of temporary living and transportation expenses and $8,000 for the movement of household goods. Mr. Koschak’s other compensation for the year ended December 31, 2019 includes $11,200 of matching contributions under our 401k benefit plan.

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table sets forth certain information regarding outstanding equity awards of our NEOs as of December 31, 2019. The market value of the shares in the following table is the fair value of such shares as of December 31, 2019.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised	Number of Securities Underlying Unexercised Options (#)				Market Value of Shares or Units of	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That
					Number of Shares or Units of Stock That

	Options		Option	Option		Stock That	Have Not	Have Not
	(#)		Exercise	Expiration	Have Not	Have Not	Vested	Vested
Name	Exercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($) (6)	(#)	($) (6)
James A. Blome	—	125,000	$12.48	June 28, 2029(1)	50,000(2)	$350,500	166,667(3)	$1,168,336
Chief Executive Officer	30,000	175,000	$14.24	Oct. 8, 2028(4)	99,000(5)	$693,990	—	—
William F. Koschak	—	180,000	$13.01	Feb 8, 2029(1)	—	—	85,000(3)	$595,850
Chief Financial Officer
Debra Frimerman	—	100,000	$15.28	May 13, 2029(1)	—	—	60,000(3)	$420,600
General Counsel and Corporate Secretary

(1)

The stock option grant vesting schedule is as follows: (i) 15% of the total number of stock options vest on the first anniversary of the grant date; (ii) 10% of the total number of stock options vest on the second anniversary of the grant date and (iii) 5% of the total number of stock options vest on the last day of the next 15 quarters.

(2)

The RSU vesting schedule is as follows: (i) 15% of the total number of shares vest on the first anniversary of the grant date, (ii) 10% of the total number of shares vest on the second anniversary of the grant date, and (iii) 5% of the total number of shares vest on the last day of the next 15 calendar quarters.

(3)

The PSUs will vest at 50%, 100% or 120% of the shares under the award at the end the three-year performance period ending June 28, 2022 based upon increases in the value of our common stock from the starting price of $12.48. The awards vest on a linear basis between vesting percentages during specified periods within the three-year performance period. If vested, the performance stock units will be settled in restricted stock with restrictions lapsing on the two-year anniversary of the date of issuance. Number of PSUs unearned and value of unearned PSUs at December 31, 2019 reflect PSU awards at 100% vesting.

(4)

The stock option grant vesting schedule is as follows: (i) 15% of the total number of stock options vest on the first anniversary of the grant date, (ii) 15% of the total number of stock options vest on the second anniversary of the grant date and (iii) 5% of the total number of stock options vest on the last day of the next 14 calendar quarters.

(5)

The RSU award vesting schedule is as follows: (i) 25% of the total number of shares vested on vesting commencement date; (ii) 15% of the total number of shares vest the first anniversary of the vesting commencement date; and (iii) 5% of the total number of shares vest on the last day of the next 12 calendar quarters.

(6)	Value of unvested RSUs and PSUs are based on our closing price per common share of $7.01 on December 31, 2019.

Agreements with Named Executive Officers

The following provides a discussion of the employment agreements between Calyxt and each of our NEOs. Each of these agreements provides for at-will employment and may be terminated at any time, with or without cause, in each case subject to certain severance benefits as provided in the respective agreements.

James A. Blome

We are party to an employment agreement with our Chief Executive Officer, James A. Blome, dated as of September 17, 2018. Pursuant to his employment agreement, the term of Mr. Blome’s employment began on October 1, 2018 and will end upon the termination of Mr. Blome’s employment due to his death, permanent disability or resignation or a termination by us with or without Cause, as defined in Mr. Blome’s employment agreement.

Pursuant to Mr. Blome’s employment agreement, his initial base salary was established at $635,000 and remained in effect for 2019. In addition, he received a one-time signing bonus of $1,000,000, of which the second installment of $400,000 was paid in 2019. He is also eligible to receive an annual cash bonus with a target value of 75% of his base based on his achievement of individual and/or company performance goals as determined by Compensation Committee of the Board. Mr. Blome’s base salary and his target bonus percentage are subject to periodic review. In 2019, as part of the relocation package within Mr. Blome’s employment agreement, he received a reimbursement related to the sale of his home and a one-time lump sum payment of $10,000 following his relocation to Minnesota.

Mr. Blome’s employment agreement provides that for each calendar year during which Mr. Blome is employed by Calyxt, he will be eligible to receive an annual performance award comprised of 50,000 RSUs and 125,000 stock options. The annual equity awards will be subject to the achievement of performance metrics, the annual RSU awards will vest in accordance with the vesting schedule described above for the September 2018 RSUs, and the annual stock option awards will vest in accordance with our equity incentive plan.  Mr. Blome received the 2019 annual performance award comprised of 50,000 RSUs and 125,000 stock options on June 28, 2019.

Mr. Blome’s employment agreement also provides for severance benefits in the event that Mr. Blome’s employment is terminated by us (i) without Cause or (ii) without Cause or for Good Reason (as defined in his employment agreement) within 36 months following a Change in Control (as defined in his employment agreement), in each case subject to Mr. Blome’s timely execution and non-revocation of a release of claims against us.

In the event of a termination without Cause, Mr. Blome will be entitled to receive a pro-rata portion of his annual performance bonus, calculated as the maximum annual performance bonus target amount, and the sum of 18 months’ base salary (24 months, if the termination occurs after the first year of employment), payable in accordance with our normal payroll practices.

In the event of a termination without Cause or for Good Reason within 36 months following a Change in Control, Mr. Blome will be entitled to receive 24 months’ base salary, at the amount applicable as of the date of the Change in Control, payable in the normal course of our payroll practice, and two times his maximum annual performance bonus, payable within 10 days of the Change in Control. Mr. Blome’s employment agreement also includes customary non-solicitation, non-compete, intellectual property and confidentiality provisions.

William F. Koschak

We are party to an employment agreement with our Chief Financial Officer, William F. Koschak, dated as of December 19, 2018. Pursuant to his employment agreement, the term of Mr. Koschak’s employment began on January 7, 2019 and will end upon the termination of Mr. Koschak’s employment due to his death, permanent disability or resignation or a termination by us with or without Cause, as defined in Mr. Koschak’s employment agreement.

Pursuant to Mr. Koschak’s employment agreement, his initial base salary was established at $320,000. In addition, he received a one-time signing bonus of $180,000 paid in 2019 that is subject to repayment if Mr. Koschak voluntarily terminates his employment with the Company or her employment is terminated by the Company for Cause one year after his first day of employment. He is also eligible to receive an annual cash bonus with a target value of 45% of his base salary and a multiplier on the annual target of 0.7 to 1.5x based on his achievement of individual and/or company performance goals as determined by Board. Mr. Koschak’s base salary and his target bonus percentage are subject to periodic review. Under his employment agreement, Ms. Koschak was also entitled to a stock option award to purchase 180,000 shares of our commons stock, which was granted on February 8, 2019.

If we terminate Mr. Koschak’s employment without cause, he will be entitled to accrued base salary and other accrued amounts, as well as a pro rata annual performance bonus.  If Mr. Koschak voluntary terminates her employment or his employment terminates due to death or disability, he will be entitled only to accrued base salary and other accrued amounts.

Mr. Koschak’s offer letter also included customary non-solicitation, non-compete, intellectual property and confidentiality provisions.

Debra Frimerman

We are party to an employment agreement with our General Counsel, Debra Frimerman, dated as of January 11, 2019. Pursuant to her employment agreement, the term of Ms. Frimerman’s employment began on February 11, 2019 and will end upon the termination of Ms. Frimerman’s employment due to her death, permanent disability or resignation or a termination by us with or without Cause, as defined in Ms. Frimerman’s employment agreement.

Pursuant to Ms. Frimerman’s employment agreement, her initial base salary was established at $275,000. In addition, she received a one-time signing bonus of $100,000 paid in 2019 that is subject to repayment if Ms. Frimerman voluntarily terminates her employment with the Company or her employment is terminated by the Company for Cause one year after her first day of employment. She is also eligible to receive an annual performance bonus in cash with a target value of 40% of her base salary and a multiplier on the annual target of 0.7 to 1.5x based on her achievement of individual and/or company performance goals as determined by Board. For 2019, Ms. Frimerman was eligible to earn a prorated annual performance bonus for her individual contribution and the Company’s performance from February 11, 2019 to December 31, 2019. Ms. Frimerman’s base salary and her target bonus percentage are subject to periodic review. Under her employment agreement, Ms. Frimerman was also entitled to a stock option to purchase up to 100,000 shares, which was granted on May 13, 2019.

Under her employment agreement, if Ms. Frimerman’s employment is terminated by us without cause (as defined in her employment agreement), she is eligible to receive a pro rata annual performance bonus and 12 months of base salary paid in installments.  We may condition any severance pay to Ms. Frimerman upon Ms. Frimerman entering into a full release of claims in favor of us. In the event of Ms. Frimerman’s death or disability, she will be entitled to accrued base salary and other accrued amounts, as well as a pro rata annual performance bonus.  If Ms. Frimerman voluntary terminates her employment, she will be entitled only to accrued base salary and other accrued amounts.

Ms. Frimerman’s offer letter also included customary non-solicitation, non-compete, intellectual property and confidentiality provisions.

DIRECTOR COMPENSATION

The following table sets forth the amount of compensation we paid to our directors during our fiscal year 2019. Our directors each receive a cash stipend of $50,000 per year for Board service, and each committee chair also receives an additional $15,000 of cash compensation for service as a committee chair in that year. Cash compensation is pro-rated based upon the date a director joins the Board. Directors also receive equity compensation upon joining the Board. As of December 31, 2019, there was no annual equity award for Board service, but directors received grants of stock option awards in 2019 for service in amounts determined by the Board. Mr. Arthaud elected to not receive compensation for his Board service during the portion of 2019 during which he served.

	Fees
	Earned	Stock	Option	All Other
	or Paid in	Awards	Awards	Compensation
Name	Cash ($)	($)(1)	($)(1)	($)	Total ($)
Laurant Arthaud(2)	—	—	—	—	—
André Choulika, Ph. D.(3)	$65,000	—	$275,678	—	$340,678
Philippe Dumont (4)	$65,000	—	$83,975	—	$148,975
Jonathan B. Fassberg(5)	$50,000	—	$55,983	—	$105,983
Alain Godard(2)	$18,750	—	—	—	$18,750
Anna Ewa Kozicz-Stankiewicz (5)	$50,000	—	$55,983	—	$105,983
Kimberly K. Nelson (6)	$50,000	—	$615,816	—	$665,816
Christopher J. Neugent(5)	$65,000	—	$55,983	—	$120,983
Yves J. Ribeill, Ph.D.(4)	$65,000	—	$83,975	—	$148,975

(1)	This column reflects the fair value of options granted in 2019 based on their grant date fair value calculated in accordance with FASB ASC Topic 718.
(2)	Mr. Arthaud and Mr. Godard ceased their service on our Board with the 2019 Annual Meeting on May 17, 2019.
(3)

Dr. Choulika received an option to purchase 7,500 shares of common stock with a grant date of May 6, 2019 and an aggregate grant date fair value of $83,975 and an option to purchase 17,500 shares of common stock with a grant date of May 15, 2019 and an aggregate grant date fair value of $191,703.

(4)	Mr. Dumont and Dr. Ribeill each received options to purchase 7,500 shares of common stock with a grant date of May 6, 2019.
(5)	Mr. Fassberg, Ms. Kozicz and Mr. Neugent each received options to purchase 5,000 shares of common stock with a grant date of May 6, 2019.
(6)	As a new director in 2019, Ms. Nelson received an option to purchase 55,000 shares of common stock with a grant date of May 6, 2019.

As of December 31, 2019, our directors held restricted stock units (RSUs) for the following number of shares of our common stock: (i) Dr. Choulika, 101,920 shares, (ii) Mr. Dumont, 12,740 shares, (iii) Mr. Fassberg, 16,660 shares, (iv) Ms. Kozicz, 12,740 shares, (v) Ms. Nelson, zero shares, (vi) Mr. Neugent, 16,660 shares, and (vii) Dr. Ribeill, 20,040 shares.

As of December 31, 2019, our directors held stock options for the following number of shares of our common stock: (i) Dr. Choulika, 536,805 shares, (ii) Mr. Dumont, 36,900 shares, (iii) Mr. Fassberg, 34,400 shares, (iv) Ms. Kozicz, 34,400 shares, (v) Ms. Nelson, 55,000 shares, (vi) Mr. Neugent, 34,400 shares, and (vii) Dr. Ribeill, 187,500 shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2019, the following directors served as a member of our Compensation Committee: Dr. Ribeill (Chair), Dr. Choulika, Mr. Dumont, and Mr. Neugent. No member of our Compensation Committee was an officer or employee of Calyxt during 2019 or was formerly an officer of Calyxt, except that Dr. Ribeill served as our interim Chief Executive Officer from August 2018 until October 2018. During 2019, none of our executive officers served as a member of the compensation committee (or other committee performing similar functions) or as a director of any other entity of which an executive officer served on our Board or our Compensation Committee. None of the directors who served on our Compensation Committee during 2019 has any relationship requiring disclosure under this caption under SEC rules.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 24, 2020 for:

•	each person whom we know to own beneficially more than 5% of our common stock;
•	each director and named executive officer individually; and
•	all directors and executive officers as a group.

In addition, the following table sets forth certain information regarding beneficial ownership of Cellectis’ ordinary shares as of February 29, 2020 for each of our directors and named executive officers individually and all of our directors and executive officers as a group.

In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares that may be acquired within 60 days of the date for which information is presented. Shares that may be acquired within 60 days are deemed outstanding for computing the percentage of the person holding such rights but are not outstanding for purposes of computing the percentage of any other person. The percentage of beneficial ownership for the following table is based on 32,990,647 shares of Calyxt common stock outstanding as of March 24, 2020 and 42,465,669 Cellectis ordinary shares outstanding as of December 31, 2019.

Unless otherwise indicated, the address for each listed director and named executive officer is c/o Calyxt, 2800 Mount Ridge Road, Roseville, MN 55113. The address of Cellectis is 8, rue de la Croix Jarry, 75013, Paris, France.

	Calyxt Common Stock Beneficially Owned
		Percentage
	Number	of
Name of Beneficial Owner	of Shares	Class
5% Beneficial Owners:
Cellectis S.A. (1)	22,713,175	68.8%
FMR LLC(2)	3,881,700	11.8%

	Calyxt Common Stock Beneficially Owned		Cellectis Ordinary Shares Beneficially Owned†
		Percentage		Percentage
	Number	of	Number	of
Name of Beneficial Owner	of Shares	Class	of Shares	Class
Directors and Named Executive Officers:
André Choulika, Ph.D.(3)	431,427	1.3%	1,893,448	4.5%
Philippe Dumont (4)	19,457	*	—	—
Jonathan B. Fassberg(5)	8,100	*	—	—
Anna Ewa Kozicz-Stankiewicz (6)	20,575	*	—	—
Kimberly K. Nelson(7)	8,250	*	—	—
Christopher J. Neugent(8)	8,100	*	—	—
Yves J. Ribeill, Ph.D.(9)	130,995	*	—	—
James A. Blome(10)	83,119	*	—	—
Debra Frimerman(11)	15,000	*	—	—
William F. Koschak(12)	27,000	*	—	—
Directors and current executive officers as a group (12 persons) (13)	1,106,185	3.4%	1,893,448	4.5%

†

Amounts presented with respect to beneficial ownership of Cellectis ordinary shares were reported by Cellectis on its Annual Report on Form 20-F for the year ended December 31, 2019 and are presented here solely in reliance upon such information.

*	Represents beneficial ownerships of less than one percent of our outstanding shares of common stock.
(1)

Based upon an Amendment No. 2 to Schedule 13D filed by Cellectis with the SEC on September 23, 2019 in which Cellectis reports sole voting power over  22,713,175 shares and sole dispositive power over 22,713,175 shares.

(2)

Based upon an Amendment No. 3 to Schedule 13G filed by FMR LLC and Abigail P. Johnson on February 7, 2020, wherein such reporting persons report sole voting power over 1,191,235 shares and sole dispositive power over 3,881,700 shares. Abigail P. Johnson is a director, the chairman and the chief executive officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC.  FMR LLC is the parent company of Fidelity Management & Research

Company, which carries out the voting of shares owned by various Fidelity funds under written guidelines established by the Fidelity funds’ boards of trustees.  The address of Fidelity Management & Research Company is 245 Summer Street, Boston, Massachusetts 02210.

(3)

Calyxt amounts include 386,195 shares of Calyxt common stock that Dr. Choulika has the right to acquire upon the exercise of stock options within 60 days of March 24, 2020. Calyxt amounts also include 7,840 RSUs expected to lapse within 60 days of March 24, 2020. Cellectis amounts include 897,416 shares of Cellectis ordinary shares the Dr. Choulika has the right to acquire upon exercise of stock options within 60 days of March 24, 2020.

(4)

Includes 14,355 shares of Calyxt common stock that Mr. Dumont has the right to acquire upon the exercise of stock options within 60 days of March 24, 2020 and 980 RSUs expected to lapse within 60 days of March 24, 2020.

(5)	Includes 5,160 shares of Calyxt common stock that Mr. Fassberg has the right to acquire upon the exercise of stock options within 60 days of March 24, 2020.
(6)

Includes 13,980 shares of Calyxt common stock that Ms. Kozicz has the right to acquire upon the exercise of stock options within 60 days of March 24, 2020 and 980 RSUs expected to lapse within 60 days of March 24, 2020.

(7)	Includes 8,250 shares of Calyxt common stock that Ms. Nelson has the right to acquire upon the exercise of stock options within 60 days of March 24, 2020.
(8)	Includes 5,160 shares of Calyxt common stock that Mr. Neugent has the right to acquire upon the exercise of stock options within 60 days of March 24, 2020.
(9)	Includes 121,005 shares of Calyxt common stock that Dr. Ribeill has the right to acquire upon the exercise of options exercisable within 60 days of March 24, 2020.
(10)

Includes 30,000 shares of Calyxt common stock that Mr. Blome has the right to acquire upon the exercise of stock options within 60 days of March 24, 2020 and 9,000 RSUs expected to lapse within 60 days of March 24, 2020.

(11)	Includes 15,000 shares of Calyxt common stock that Ms. Frimerman has the right to acquire upon the exercise of stock options within 60 days of March 24, 2020.
(12)	Includes 27,000 shares of Calyxt common stock that Mr. Koschak has the right to acquire upon the exercise of stock options within 60 days of March 24, 2020.
(13)

Calyxt amounts include 1,028,872 shares of Calyxt common stock the directors and current executive officers have the right to acquire upon the exercise of options exercisable within 60 days of March 24, 2020. Calyxt amounts also include 23,826 RSUs expected to lapse within 60 days on March 24, 2020. Cellectis amounts include 897,416 shares of Cellectis ordinary shares the directors and executive officers have the right to acquire upon exercise of stock options within 60 days of March 24, 2020.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC, and to furnish us with copies of the reports. Specific due dates for these reports are prescribed by SEC rules and we are required to report in this Proxy Statement any failure by directors, officers, or 10% holders to file such reports on a timely basis. Based on our review of such reports and written representations from our directors and officers, we believe that all such filing requirements were timely met during 2019, except for: (1) a late report for Yves J. Ribeill, Ph.D. with respect to the sale of 5,000 shares of common stock, which was reported on a Form 4 filed on March 15, 2019; and (2) a late report for James A. Blome with respect to the sale of 2,582 shares of common stock, which was reported on a Form 4 filed on March 15, 2019.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to the named executive officer and director compensation arrangements discussed in “Executive Compensation” above, we describe below transactions and series of similar transactions since the beginning of our 2018 fiscal year and currently proposed transactions, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•	any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting these criteria to which we have been or will be a party other than compensation arrangements, which are described where required under “Executive Compensation.”

Relationship with Cellectis

Prior to the completion of our initial public offering, we were a wholly owned subsidiary of Cellectis. As of March 24, 2020, Cellectis owned approximately 68.8% of our common stock. As of the date of this Proxy Statement, Cellectis continues to beneficially own a majority of our outstanding common stock, and as a result Cellectis will continue to have significant control of our business, including pursuant to the agreements described below. Currently, Cellectis consolidates our financial results in its financial statements.

In connection with our initial public offering, we and Cellectis entered into certain agreements that relate to our relationship with Cellectis and provide a framework for our ongoing relationship. Of the agreements summarized below, the material agreements are filed as exhibits to our Annual Report on Form 10-K filed with the SEC on March 5, 2020 and summaries of these agreements set forth the terms of the agreements that we believe are material. These summaries are qualified in their entirety by reference to the full text of such agreements.

Management Services Agreement

We are party to a management services agreement dated January 1, 2016 that we entered into with Cellectis and Cellectis, Inc., a Delaware corporation and wholly owned subsidiary of Cellectis, pursuant to which Cellectis and Cellectis, Inc. provide certain services to us, including certain general management, finance, investor relations, communication, legal, intellectual property, human resources and information technology services. In consideration for such services, we pay to Cellectis and Cellectis, Inc. certain fees, consisting of reimbursement of all costs and expenses reasonably incurred by Cellectis and Cellectis, Inc. in connection with the provision of such services, payment of a mark-up corresponding to a percentage of certain of the costs and expenses, which range from zero to 10%, and reimbursement of costs and expenses of services that are subcontracted by Cellectis on our behalf.

The management services agreement is automatically renewed for one-year periods, which commence on January 1st of each year. Each party has the right to terminate the agreement at the anniversary date of the agreement by giving three months prior notice. We also entered into an amendment to the agreement in connection with our initial public offering to provide that the agreement may otherwise be terminated by a party in connection with certain material breaches by the other party, upon prior written notice, subject to limited cure periods, and certain change of control, sale and bankruptcy events, or certain judgments.

During the year ended December 31, 2019, we made payments to Cellectis for services provided under our management services agreement of $1,335,668, which exclude direct re-invoicing and royalties paid to Cellectis.

Stockholders Agreement

As of December 31, 2019, Cellectis owned 68.9% of our outstanding shares of common stock. Pursuant to our stockholders’ agreement, Cellectis will have certain contractual rights for so long as it beneficially owns at least 50% of the then outstanding shares of our common stock, including:

•

to approve any modification to our or any future subsidiary’s share capital (e.g., share capital increase or decrease), the creation of any subsidiary, any grant of stock-based compensation, any distributions or public or private offering, merger, spin-off, liquidation, winding up or carve-out transactions;

•	to approve the annual business plan and annual budget and any modification thereof;
•	to approve any external growth transactions exceeding $500,000 and not included in the approved annual business plan and annual budget;

•

to approve any investment and disposition decisions exceeding $500,000 and not included in the approved annual business plan and annual budget (it being understood that this clause excludes the purchase and sale of inventory as a part of the normal course of business);

•	to approve any related-party agreement and any agreement or transaction between the executives or stockholders of Calyxt and Calyxt or any of its subsidiaries;
•	to approve any decision pertaining to the recruitment, dismissal/removal, or increase of the compensation of executives and corporate officers;
•	to approve any material decision relating to a material litigation;
•	to approve any decision relating to the opening of a social or restructuring plan or pre-insolvency proceedings;
•	to approve any buyback by us of our own shares;
•

to approve any new borrowings or debts exceeding $500,000 and early repayment of loans, if any (it being understood that Cellectis will approve the entering into of contracts for revolving loans and other short-term loans and the repayment of such for financing general operating activities, such as revolving loans for inventory or factoring of receivables);

•	to approve grants of any pledges on our securities;
•	to approve the development of any new activities and businesses not described in the annual business plan and annual budget;
•	to approve entry into any material agreement or partnership; and
•	to approve any offshore and relocation activities.

In addition, Cellectis will have the following rights for so long as it beneficially owns at least 15% of the then outstanding shares of our common stock, including:

•	to nominate the greater of three members of our Board of Directors or a majority of the directors;
•

to designate the Chairman of our Board of Directors and one member to each of the audit committee of the Board of Directors, the compensation committee of the Board of Directors and the nominating and corporation governance committee of the Board of Directors;

•

to approve any amendments to our amended and restated certificate of incorporation or our amended and restated bylaws that would change the name of our company, its jurisdiction of incorporation, the location of its principal executive offices, the purpose or purposes for which our company is incorporated or the Cellectis approval items set forth in the stockholders’ agreement;

•	to approve the payment of any regular or special dividends;
•	to approve the commencement of any voluntary proceeding for the dissolution, winding up or bankruptcy of Calyxt or a material subsidiary;
•	to approve any public or private offering, merger, amalgamation or consolidation of us or the spinoff of a business of ours or any sale, conveyance, transfer or other disposition of our assets; and
•	to approve any appointment to, or removal from, our Board of Directors.

As a result, Cellectis controls the direction of our business, and the concentrated ownership of our common stock and the contractual rights described above will prevent stockholders from influencing significant decisions.

The Stockholders Agreement also provides Cellectis with certain registration rights, as follows:

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Demand Registration—Cellectis may request that we register for resale all or a portion of their Calyxt shares. Any such request must cover a quantity of shares with an anticipated aggregate offering price of at least $25.0 million. To the extent we are a well-known seasoned issuer, Cellectis may also request that we file an automatic shelf registration statement on Form S-3 that covers the registrable securities requested to be registered. Depending on certain conditions, we may defer a demand registration for up to 90 days in any 12-month period. Cellectis will agree pursuant to a contractual lock-up not to exercise any of its rights under the registration rights agreement during a 90-day restricted period.

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Piggyback Registration Rights—In the event that we propose to register any of our securities under the Securities Act of 1933, as amended, or the Securities Act, either for our account or for the account of our other security holders, Cellectis is entitled to certain piggyback registration rights allowing it to include its shares in the registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, Cellectis is entitled to notice of the registration.

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Expenses; Indemnification—The registration rights provide that we must pay all registration expenses (other than the underwriting discounts and commissions) in connection with effecting any demand registration or shelf registration. The registration rights contain indemnification and contribution provisions.

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Term—The registration rights remain in effect with respect to any shares covered by the Stockholders Agreement until (i) all of Cellectis’ shares have been sold pursuant to an effective registration statement under the Securities Act; (ii) all of Cellectis’ shares have been sold to the public pursuant to Rule 144 under the Securities Act; or (iii) Cellectis owns less than 10% of the then outstanding shares of our common stock.

License Agreement with Cellectis

Through our license agreement with Cellectis, we have access to intellectual property that broadly covers the use of engineered nucleases for plant gene editing. This intellectual property covers methods to edit plant genes using “chimeric restriction endonucleases,” which include TALEN®, CRISPR/Cas9, zinc finger nucleases, and some types of meganucleases. We believe this umbrella intellectual property applies broadly across gene editing in plants and makes us a key player in the gene editing intellectual property space.

Under our license agreement with Cellectis, we have exclusive sublicense rights (subject to existing non-exclusive sublicenses to third parties) to intellectual property exclusively licensed to Cellectis from the University of Minnesota in the field of researching, developing and commercializing agricultural and food products, including traits, seeds, and feed and food ingredients (excluding any application in connection with animals or animal cells). These patent applications cover the use of DNA replicons for gene editing.

We have also been granted a non-exclusive license to use the TALEN® trademark in connection with our use of licensed products under the agreement. Any improvements we make to the in-licensed intellectual property are owned by us and licensed back to Cellectis on an exclusive basis for any use outside of our exclusive agricultural field of use. The exclusivity of our license agreement with Cellectis is subject to certain non-exclusive licenses Cellectis granted to third parties in the field of research.

In consideration for the license from Cellectis, we are required to pay to Cellectis, on a product-by-product and country-by-country basis, a royalty of 3 percent of net sales less certain items as defined including costs for grain and seed of any products that are covered by the patents licensed from Cellectis. In addition, we are required to pay Cellectis 30 percent of revenue we receive for sublicensing our rights under the agreement to third parties. Our payment obligations to Cellectis will expire upon the expiration of the last-to-expire valid claim of the patents licensed to us by Cellectis.

Under our license agreement with Cellectis, and as between the parties, Cellectis has the first right to control the prosecution, maintenance, defense and enforcement of the licensed intellectual property and we will have the right to step in and assume such control with respect to the patents owned by Cellectis and exclusively licensed to us under the agreement if Cellectis elects to not prosecute, maintain, defend or enforce such patents. In certain circumstances, if Cellectis elects to abandon any patents owned by Cellectis and exclusively licensed to us under the agreement, we have the right to assume ownership of such patents. In addition, some of the intellectual property that is licensed to us by Cellectis consists of a sublicense of intellectual property originally licensed to Cellectis by the University of Minnesota. Our license from Cellectis is subject to the license agreement between the University of Minnesota and Cellectis and should our activities under such sublicense violate the license agreement between Cellectis and the University of Minnesota, we are responsible for any related damages that Cellectis may incur. In addition, we are required to reimburse Cellectis for any payments made by Cellectis to the University of Minnesota pursuant to the license agreement between the University of Minnesota and Cellectis to the extent that such payments are required to be made as a result of our applicable activities. Under the license agreement between Cellectis and the University of Minnesota, the University of Minnesota has the first right to control the prosecution and maintenance of the licensed intellectual property.

Our license agreement with Cellectis is perpetual. However, it may be terminated at any time upon the mutual written agreement of both parties, either party’s uncured material breach of the agreement, or upon certain bankruptcy and insolvency related events.

During the year ended December 31, 2019, Calyxt incurred expenses related the stated license agreements with Cellectis in the amount of $328,000.

Indemnification Agreements

Our Board has adopted a policy to enter into indemnification agreements with each of our directors and officers. Such indemnification agreements and our Certificate of Incorporation and bylaws will require us, subject to certain exceptions, to indemnify and hold harmless our directors and officers to the fullest extent permitted by Delaware law.

Policy Concerning Related Person Transactions

We maintain a written related person transaction approval policy, for the review of any transaction, arrangement or relationship in which we are a participant, if the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or beneficial holders of more than 5% of our total equity (or their immediate family members), each of whom we refer to as a related person, has a direct or indirect material interest. This policy was not in effect when we entered into the agreements with Cellectis described above.

Each of the agreements between us and Cellectis that were entered into in connection with our initial public offering, and any transactions contemplated thereby, were and will be deemed approved under and not subject to the terms of such policy. Any future amendment to such agreements would be subject to our related person transaction approval policy. If a related person, other than Cellectis and its affiliates, proposes to enter into such a transaction, arrangement or relationship, which we refer to as a related person transaction, the related person must report the proposed related person transaction to the chair of our Audit Committee for so long as the controlled company exception applies and the Nominating and Corporate Governance Committee thereafter (for purposes of this paragraph only, we refer to each of these committees as the Committee). The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Committee. In approving or rejecting such proposed transactions, the Committee will be required to consider relevant facts and circumstances. The Committee will approve only those transactions that, considering known circumstances, are deemed to be in our best interests. In the event that any member of the Committee is not a disinterested person with respect to the related person transaction under review, that member will be excluded from the review and approval or rejection of such related person transaction; provided, however, that such Committee member may be counted in determining the presence of a quorum at the meeting of the Committee at which such transaction is considered. If we become aware of an existing related person transaction which has not been approved under the policy, the matter will be referred to the Committee. The Committee will evaluate all options available, including ratification, revision or termination of such transaction. If management determines that it is impractical or undesirable to wait until a meeting of the Committee to consummate a related person transaction, the chair of the Committee may approve such transaction in accordance with the related person transaction approval policy. Any such approval must be reported to the Committee at its next regularly scheduled meeting.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

A number of brokers with account holders who are Calyxt, Inc. stockholders will be “householding” our proxy materials. A single Notice of Internet Availability or, if requested, set of proxy materials or Annual Report may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability and/or separate proxy statement and Annual Report, please notify your broker and direct your written request to Calyxt, Inc., 2800 Mount Ridge Road, Roseville, MN 55113, Attn: Secretary, or call (651) 683-2807. The Company undertakes to deliver promptly to a stockholder upon such written or oral request a separate Notice of Internet Availability, and, if requested, set of proxy materials or Annual Report. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/  James A. Blome

James A.  Blome

Chief Executive Officer

Dated: April 8, 2020

Calyxt CALYXT, INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CLXT2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D05068-P32310 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CALYXT, INC. Proposals - The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 1. Election of Directors: To elect 7 directors for one year and until their successors have been elected and qualified. For Withhold 1a. Dr. André Choulika 1b. Mr. Philippe Dumont 1c. Mr. Jonathan Fassberg 1d. Ms. Anna Ewa Kozicz-Stankiewicz 1e. Ms. Kimberly Nelson 1f. Mr. Christopher Neugent 1g. Dr. Yves Ribeill 2. Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2020. Against For Abstain Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. D05069-P32310 Calyxt, Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS May 19, 2020 The stockholders hereby appoints James Blome, William Koschak and Debra Frimerman, or any of them, each with the power of substitution, and hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Calyxt, Inc. to be held on May 19, 2020 or at any postponement or adjournment thereof. Shares represented by this Proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR Proposal 2. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE